Exhibit 99.1

Kennedy Wilson Reports Year End 2011 Earnings

Contact: Christina Cha
Director of Corporate Communication
Kennedy Wilson
(310) 887-6294	9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com	Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FOURTH QUARTER AND FULL YEAR 2011 EARNINGS

Adjusted EBITDA of $71 million for FY 2011 increased 22% from 2010

Company increases dividend by 25% to $0.05 per common share for first quarter 2012

BEVERLY HILLS, Calif. (March 12, 2012) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson” or the “Company”), an international real estate investment and services company, today reported fourth quarter 2011 net income attributable to common shareholders of $8.0 million (or $0.17 and $0.14 per basic and diluted share, respectively) compared to $0.3 million (or $0.01 per basic and diluted share) for the same period in 2010. Net income attributable to common shareholders for the fourth quarter 2011, adjusted for stock-based compensation expense, was $9.3 million (or $0.20 per basic share) compared to $2.4 million (or $0.06 per basic share) for the same period in 2010.

Full year 2011 net loss attributable to common shareholders was $2.4 million (or $0.06 per basic and diluted share) compared to $1.1 million (or $0.03 per basic and diluted share) for the same period in 2010. Net income attributable to common shareholders for the full year 2011, adjusted for stock-based compensation expense, common stock issuance discount treated as preferred dividend, and merger-related compensation expense (for 2010), was $3.3 million (or $0.08 per basic share) compared to net income of $9.3 million (or $0.24 per basic share) for the same period in 2010.

The Company’s earnings before interest, taxes, depreciation and amortization and stock-based and merger-related compensation expense (“Adjusted EBITDA”) for the three months ended December 31, 2011 was $29.7 million as compared to $14.3 million for the same period in 2010. The Company’s Adjusted EBITDA for the full year ended December 31, 2011 was $71.2 million as compared to $58.4 million for the same period in 2010.

“2011 was a remarkable year for Kennedy Wilson, particularly because in addition to our strong acquisition activity, we have established a truly global investment and services company,” said William McMorrow, chairman and CEO of Kennedy Wilson. “We remain focused on growing the book equity of the company, which we have increased by an average of 28% per year for the past 15 years.”

The company also announced that it will pay a dividend of $0.05 per share, a 25% increase from the previous quarter, to common shareholders of record as of March 30, 2012 with a payment date of April 6, 2012. The quarterly payment equates to an annual dividend of $0.20 per common share.

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports Year End 2011 Earnings

Kennedy Wilson Recent Highlights

Balance sheet

•	Our book net worth increased by 37% to $410 million at December 31, 2011 from $300 million as of December 31, 2010.

•

Our investment account (Kennedy Wilson’s equity in real estate, loan investments, and marketable securities) increased by 60% to $583 million at December 31, 2011 from $364 million as of December 31, 2010.

•	We increased our year-end cash position by 147% to $116 million as of December 31, 2011 from $47 million as of December 31, 2010.

Operating metrics

•	We achieved an Adjusted EBITDA of $71 million for FY 2011: our best year in history versus an Adjusted EBITDA in FY 2010 of $58 million, an increase of 22%.

•	Our services segment Adjusted EBITDA for FY 2011 increased by 171% to $26 million from $9 million for FY 2010.

•	Our investments segment Adjusted EBITDA for FY 2011 decreased by 6% to $53 million from $56 million for FY 2010.

Capital markets

•	We completed our first public debt offering, issuing $250 million of senior notes.

•	We completed two stock offerings, raising gross proceeds of approximately $127 million.

•	We refinanced $838 million of property level debt at an average rate of 3.5% and average maturity of July 2016.

Acquisition program

•

In 2011, we closed $3.1 billion of real estate and real estate related debt acquisitions through direct, joint venture and loan participation investments (including approximately $2.2 billion of debt secured by real estate and $536 million of multifamily acquisitions).

•	We, along with equity partners, acquired the largest apartment building by units on the West Coast (Bella Vista: 1,008 units).

•	We, along with equity partners, acquired the largest loan portfolio in Europe in the current cycle (UK-based loan pool with $2.2 billion in unpaid principal balance).

•	We, along with equity partners, acquired the largest multi-tenant office portfolio in Los Angeles (five building LA portfolio).

Service business

•	Our management and leasing fees increased by 27% to $27 million for FY 2011 from $21 million for FY 2010.

•	Our commissions increased by 156% to $30 million for FY 2011 from $12 million for FY 2010.

•	Our assets under the Company’s management (“AUM”) totaled approximately $11.8 billion as of December 31, 2011 as compared to $7.0 billion as of December 31, 2010, a 69% increase year over year.

•

We achieved approximately $215 million of sales via auction and conventional sales in 2011: 13 builder/new home auctions in California, Washington, Oregon, Texas, Florida, North Carolina, South Carolina, and Utah; nine scattered auctions in California, Washington, and Oregon; and six conventional sales programs in California.

Kennedy Wilson Reports Year End 2011 Earnings

United Kingdom and Ireland

•	In June 2011, Kennedy Wilson established offices in Dublin, Ireland and London, England. Today, the operations in the United Kingdom and Ireland are home to 20 team members.

•	Secured a contract to manage assets, located primarily in Western Europe, with an estimated value of approximately $2.3 billion.

•	Sourced and acted as an advisor on the $1.5 billion equity investment in the Bank of Ireland.

•	Acquired, with our equity partners, a UK-based loan portfolio with $2.2 billion in unpaid principal balance.

Japan

•	Maintained 95% occupancy in 50 apartment buildings with over 2,400 units.

•	Refinanced more than $186 million of property level debt at a weighted average interest rate of 2.3%.

•	The portfolio has distributed over $36 million to the Company and our partners since September 2010.

Conference Call and Webcast Details

The company will hold a live conference call and webcast to discuss results on Tuesday, March 13 at 7:00 a.m. PT/ 10:00 a.m. ET.

The direct dial-in number for the conference call is (800) 561-2731 for U.S. and Canada callers and (617) 614-3528 for international callers. The access code for the live call is 67073106.

A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 286-8010 for U.S. and Canada callers and (617) 801-6888 for international callers. The access code for the replay is 82943135.

The webcast will be available at: www.media-server.com/m/acs/d20214f5ab116d6b1edeb316d90db7d4. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 23 offices in the U.S., Europe and Japan. The Company offers a comprehensive array of real estate services including auction, conventional sales, property services and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., Europe and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described

Kennedy Wilson Reports Year End 2011 Earnings

elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010 and December 31, 2011 (to be filed on or before March 15, 2012). Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (pro forma Statements of Income, Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is intended principally to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our material assets under management consist of the total estimated fair value of the real estate properties and other assets either owned by third parties, wholly-owned or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in this component of our AUM. The estimated value of development properties is included at estimated completion cost.

Kennedy Wilson Reports Year End 2011 Earnings

Tables Follow

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited)

	December 31,
	2011	2010
Assets
Cash and cash equivalents	$115,926,000	$46,968,000
Accounts receivable	3,114,000	2,097,000
Accounts receivable — related parties	15,612,000	7,062,000
Notes receivable	7,938,000	20,264,000
Notes receivable — related parties	33,269,000	3,837,000
Real estate, net	115,880,000	82,701,000
Investments in joint ventures	343,367,000	266,853,000
Loan pool participations	89,951,000	25,218,000
Marketable securities	23,005,000	33,000
Other assets	20,749,000	8,850,000
Goodwill	23,965,000	23,965,000

Total assets	$792,776,000	$487,848,000

Liabilities and equity
Liabilities
Accounts payable	$1,798,000	$1,504,000
Accrued expenses and other liabilities	24,262,000	9,064,000
Accrued salaries and benefits	14,578,000	10,721,000
Deferred tax liability	18,437,000	25,871,000
Senior notes payable	249,385,000	—
Notes payable	—	24,783,000
Borrowings under line of credit	—	27,750,000
Mortgage loans payable	30,748,000	35,249,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	379,208,000	174,942,000
Equity
Common stock	5,000	4,000
Additional paid-in capital	407,335,000	284,669,000
Retained earnings	9,708,000	17,777,000
Accumulated other comprehensive income	5,035,000	9,043,000
Common stock held in treasury	(11,848,000)	(11,301,000)

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	410,235,000	300,192,000
Noncontrolling interests	3,333,000	12,714,000

Total equity	413,568,000	312,906,000

Total liabilities and equity	$792,776,000	$487,848,000

Kennedy Wilson Reports Year End 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue
Management and leasing fees	2,913,000	2,400,000	$12,570,000	$8,913,000
Management and leasing fees—related party	6,395,000	2,828,000	14,546,000	12,417,000
Commissions	935,000	2,006,000	5,777,000	6,359,000
Commissions—related party	20,596,000	1,056,000	24,183,000	5,375,000
Sale of real estate	—	—	417,000	3,937,000
Sale of real estate—related party	—	9,535,000	—	9,535,000
Rental and other income	1,781,000	1,066,000	5,140,000	4,000,000

Total revenue	32,620,000	18,891,000	62,633,000	50,536,000
Operating expenses
Commission and marketing expenses	950,000	1,154,000	3,965,000	3,186,000
Compensation and related expenses	16,567,000	8,755,000	41,129,000	38,155,000
Merger-related compensation and related expenses	—	2,225,000	—	2,225,000
Cost of real estate sold	—	—	397,000	2,714,000
Cost of real estate sold—related party	—	8,812,000	—	8,812,000
General and administrative	5,273,000	3,051,000	14,455,000	11,314,000
Merger-related general and administrative	—	—	—	—
Depreciation and amortization	970,000	421,000	2,798,000	1,618,000
Rental operating expense	1,060,000	492,000	3,308,000	1,913,000

Total operating expenses	24,820,000	24,910,000	66,052,000	69,937,000
Equity in joint venture income	5,346,000	5,386,000	12,507,000	10,548,000
Interest income from loan pool participations and notes receivable	2,051,000	3,905,000	7,886,000	11,855,000

Operating income	15,197,000	3,272,000	16,974,000	3,002,000
Non-operating income (expense)
Interest income	21,000	35,000	285,000	192,000
Interest income—related party	1,051,000	174,000	2,021,000	662,000
Remeasurement gain	—	—	6,348,000	2,108,000
Gain on early extinguishment of mortgage debt	—	—	—	16,670,000
Loss on early extinguishment of corporate debt	—	—	—	(4,788,000)
Interest expense	(6,634,000)	(1,142,000)	(20,507,000)	(7,634,000)

Income from continuing operations before (provision for) benefit from income taxes	9,635,000	2,339,000	5,121,000	10,212,000
(Provision for) benefit from income taxes	(148,000)	608,000	2,014,000	(3,727,000)

Income from continuing operations	9,487,000	2,947,000	7,135,000	6,485,000
Income from discontinued operations, net of income taxes	8,000	—	8,000	—
Gain from sale of real estate, net of income taxes	335,000	—	335,000	—

Net income	9,830,000	2,947,000	7,478,000	6,485,000
Net income attributable to the noncontrolling interests	163,000	(605,000)	(1,132,000)	(2,979,000)

Net income attributable to Kennedy-Wilson Holdings, Inc.	9,993,000	2,342,000	6,346,000	3,506,000
Preferred stock dividends and accretion of issuance costs	(2,036,000)	(2,034,000)	(8,744,000)	(4,558,000)

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	7,957,000	308,000	(2,398,000)	(1,052,000)

Basic earnings per share
Income (loss) per basic - continuing operations	$0.16	$0.01	$(0.06)	$(0.03)
Income (loss) per basic - discontinued	$0.01	$—	$0.01	$—

Earnings per share - basic (a)	$0.17	$0.01	$(0.06)	$(0.03)

Weighted average shares for basic	47,412,858	38,728,299	42,415,770	38,978,272

Diluted earnings per share
Income (loss) per diluted - continuing operations	$0.13	$0.01	$(0.06)	$(0.03)
Income (loss) per basic - discontinued	$0.01	$—	$0.01	$—

Earnings per share - diluted	$0.14	$0.01	$(0.06)	$(0.03)

Weighted average shares for diluted	58,896,137	39,720,384	42,415,770	38,978,272

Dividends per share	0.04	—	0.11	—

(a)	EPS amounts may not add due to rounding.

Kennedy Wilson Reports Year End 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Proforma Statement of Income

(Unaudited)

	For the Year Ended
	December 31, 2011			December 31, 2010
	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total
Revenue
Management and leasing fees	$27,116,000	$—	$27,116,000	$21,330,000	$—	$21,330,000
Commissions	29,960,000	—	29,960,000	11,734,000	—	11,734,000
Sale of real estate	417,000	39,804,000	40,221,000	13,472,000	3,751,000	17,223,000
Rental and other income	5,140,000	54,760,000	59,900,000	4,000,000	34,869,000	38,869,000
Interest income	—	12,492,000	12,492,000	—	14,425,000	14,425,000

Total revenue	62,633,000	107,056,000	169,689,000	50,536,000	53,045,000	103,581,000
Operating expenses
Commission and marketing expenses	3,965,000	—	3,965,000	3,186,000	—	3,186,000
Compensation and related expenses	41,129,000	700,000	41,829,000	38,155,000	—	38,155,000
Merger-related compensation and related expenses	—	—	—	2,225,000	—	2,225,000
Cost of real estate sold	397,000	33,400,000	33,797,000	11,526,000	2,473,000	13,999,000
General and administrative	14,455,000	1,300,000	15,755,000	11,314,000	—	11,314,000
Depreciation and amortization	2,798,000	13,900,000	16,698,000	1,618,000	10,054,000	11,672,000
Rental operating expenses	3,308,000	20,900,000	24,208,000	1,913,000	14,959,000	16,872,000

Total operating expenses	66,052,000	70,200,000	136,252,000	69,937,000	27,486,000	97,423,000
Equity in joint venture income	12,507,000	(12,507,000)	—	10,548,000	(10,548,000)	—
Interest income from loan pool participations and notes receivable	7,886,000	(7,886,000)	—	11,855,000	(11,855,000)	—

Operating income	16,974,000	16,463,000	33,437,000	3,002,000	3,156,000	6,158,000
Non-operating income (expense)
Interest income	2,306,000	(2,306,000)	—	854,000	(854,000)	—
Remeasurement gain	6,348,000	5,800,000	12,148,000	2,108,000	—	2,108,000
Fair value gain	—	4,296,000	4,296,000	—	6,200,000	6,200,000
Gain on extinguishment of debt	—	1,100,000	1,100,000	16,670,000	5,300,000	21,970,000
Loss on extinguishment of debt	—	—	—	(4,788,000)	—	(4,788,000)
Interest expense	(20,507,000)	(23,453,000)	(43,960,000)	(7,634,000)	(13,802,000)	(21,436,000)
Other non-operating expenses	—	(1,900,000)	(1,900,000)	—	—	—

Income before benefit from (provision for) income taxes	5,121,000	—	5,121,000	10,212,000	—	10,212,000
Benefit from (provision for) income taxes	2,014,000	—	2,014,000	(3,727,000)	—	(3,727,000)

Income from continuing operations	7,135,000	—	7,135,000	6,485,000	—	6,485,000
Income from discontinued operations, net of income taxes	8,000	—	8,000	—	—	—
Gain from sale of real estate	335,000	—	335,000	—	—	—

Net income	$7,478,000	$—	$7,478,000	$6,485,000	$—	$6,485,000

Kennedy Wilson Reports Year End 2011 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	7,957,000	308,000	$(2,398,000)	$(1,052,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	1,294,000	2,118,000	5,055,000	8,094,000
Common stock issuance discount treated as preferred dividend	—	—	600,000	—
Merger-related compensation expense	—	—	—	2,225,000

Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders	$9,251,000	$2,426,000	$3,257,000	$9,267,000

Basic Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders Per Share	$0.20	$0.06	$0.08	$0.24

Basic weighted average number of common shares outstanding	47,412,858	38,728,299	42,415,770	38,978,272

Kennedy-Wilson Holdings, Inc. and Subsidiaries

EBITDA and Adjusted EBITDA (Non-GAAP)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	9,830,000	2,947,000	$7,478,000	$6,485,000
Add back:
Interest expense	6,634,000	1,142,000	20,507,000	7,634,000
Kennedy-Wilson’s share of interest expense included in investment in joint ventures and loan pool participations	8,472,000	5,421,000	23,453,000	13,802,000
Depreciation and amortization	970,000	421,000	2,798,000	1,618,000
Kennedy-Wilson’s share of depreciation and amortization included in investment in joint ventures	2,342,000	2,851,000	13,900,000	10,054,000
Loss on early extinguishment of corporate debt	—	—	—	4,788,000
Income taxes	148,000	(608,000)	(2,014,000)	3,727,000

EBITDA	28,396,000	12,174,000	66,122,000	48,108,000
Merger-related compensation expense	—	—	—	2,225,000
Stock-based compensation	1,294,000	2,118,000	5,055,000	8,094,000

Adjusted EBITDA	$29,690,000	$14,292,000	$71,177,000	$58,427,000